Exhibit 23.1
CONSENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR
LEAF EQUIPMENT LEASING INCOME FUND III, L.P.

Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 31, 2008, accompanying the financial statements of LEAF Equipment Leasing Income Fund III, L.P. as contained in this Cumulative Supplement No. 4 included in Post-Effective Amendment No. 1 of the Registration Statement and Prospectus on Form S-1 (File No. 333-137734). We consent to the use of the aforementioned report in the Cumulative Supplement No. 4 included in this Post-Effective Amendment No. 1 of the Registration Statement and Prospectus and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
April 11, 2008